Exhibit 99.1
Surface Oncology Reports Financial Results and Business Highlights for Second Quarter 2022
– SRF388 clinical data presented at 2022 ASCO Annual Meeting demonstrated monotherapy responses in two different indications, combination activity and notable disease stabilization –
– Interim SRF617 clinical data anticipated in the fourth quarter of 2022 –
– Multiple clinical readouts anticipated in 1H 2023, including initial safety and efficacy data from SRF388 open-label, lead-in to randomized Phase 2 study in first-line hepatocellular carcinoma (HCC) –
– Cash sufficient to fund operations into 2024 –
CAMBRIDGE, Mass., August 3, 2022: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and business highlights for the second quarter of 2022 as well as upcoming anticipated corporate milestones.
“In the second quarter, we presented encouraging new SRF388 clinical data in an oral presentation at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting,” said Rob Ross, M.D., chief executive officer. “SRF388, our first-in-class anti-IL27 antibody, demonstrated activity as both a monotherapy and in combination with other IO agents, bolstering our belief that this agent holds the potential to treat a broad range of tumor types. With cash runway into 2024, we believe we are well positioned to deliver a series of meaningful clinical data updates across our pipeline beginning later this year and through the first half of 2023.”
Second Quarter and Subsequent Corporate Highlights
•In June, Surface announced the publication of a new study highlighting the role of the IL-27 pathway in hepatocellular carcinoma (HCC). Surface collaborated with Cedars-Sinai Medical Center and Fox Chase Cancer Center to conduct the study which evaluated the role of the IL-27 pathway in the development of HCC. The study was published in the online edition of Cancer Discovery, a journal of the American Association for Cancer Research (AACR).
•In June, Surface presented new SRF388 Phase 1/1b clinical data at the 2022 ASCO Annual Meeting. SRF388 demonstrated clinical activity in multiple solid tumor types with three partial responses across non-small-cell lung cancer (NSCLC), renal cell carcinoma (RCC) and HCC. Surface also announced plans to conduct a new expansion study of SRF388 in combination with pembrolizumab in up to 40 patients with relapsed/refractory NSCLC.
•In June, Surface announced the appointment of Carsten Brunn, Ph.D., to the board of directors. Dr. Brunn brings more than 25 years of senior leadership experience within multiple biotech and pharmaceutical companies worldwide.

•In April, Surface announced the initiation of two Phase 2 clinical studies evaluating SRF388 in multiple tumor types, including a randomized Phase 2 clinical study evaluating SRF388 in combination with atezolizumab and bevacizumab in patients with treatment-naïve HCC and a Phase 2 monotherapy study in patients with previously-treated NSCLC. In addition, the company announced an expansion of the open-label lead-in of the SRF388 randomized Phase 2 study in first-line HCC. The 30-patient lead-in is expected to inform the start of the randomized stage and could elucidate important biomarkers to support enriched patient selection.
•At the AACR Annual Meeting 2022 in April, Surface presented preclinical and translational data supporting the SRF388 recommended Phase 2 monotherapy dose of 10 mg/kg administered intravenously every four weeks.
•In April, the company announced that it was recognized by the Boston Business Journal as one of the Best Places to Work for the second year in a row
•In Q2, Surface received the anticipated $30 million milestone payment from GlaxoSmithKline for the initiation of the first Phase 1 study for GSK4381562. As part of the licensing agreement, Surface is eligible to receive up to $700 million in potential milestone payments, as well as tiered royalties on global net sales.
•The company granted non-qualified stock options to one new employee to purchase 80,000 shares of the company’s common stock with a per share exercise price of $1.64, the closing price on August 1, 2022. The option grant was made under Surface’s 2021 Inducement Plan (the Plan) as an inducement material to the employee entering into employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4) and was granted pursuant to the terms of the Plan.

Selected Anticipated Near-term Corporate Milestones
•The company expects to provide a clinical data update on SRF617, a fully human antibody designed to inhibit CD39, in the fourth quarter of 2022.
•Surface remains on track to file an Investigational New Drug (IND) application for SRF114, a fully human IgG1 anti-CCR8 antibody, before the end of the year.
•Surface anticipates providing multiple SRF388 clinical updates in the first half of 2023, including initial safety and efficacy data from the expanded 30 patient lead-in to the Phase 2 study in first-line HCC.
Financial Results
As of June 30, 2022, cash, cash equivalents and marketable securities were $156.6 million, compared to $154.1 million on December 31, 2021.
General and administrative (G&A) expenses were $6.4 million for both the second quarter ended June 30, 2022 and for the same period in 2021. Decreases in legal and professional fees were partially offset by increased personnel related costs and increased insurance premiums. G&A expenses included $1.3 million in stock-based compensation expense for the second quarter ended June 30, 2022.
Research and development (R&D) expenses were $18.2 million for the second quarter ended June 30, 2022, compared to $12.7 million for the same period in 2021. This increase was primarily driven by progress on our SRF617 and SRF388 Phase 1 and Phase 2 clinical trials. R&D expenses included $0.8 million in stock-based compensation expense for the second quarter ended June 30, 2022.

For the second quarter ended June 30, 2022, net loss was $25.2 million, or basic and diluted net loss per share of $0.46. Net loss was $19.0 million for the same period in 2021, or basic and diluted net loss per share of $0.44.
Surface Oncology continues to project that current cash and cash equivalents are sufficient to fund the company into 2024.
About Surface Oncology
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on selectively depleting regulatory T cells in the tumor microenvironment via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (GSK4381562, formerly SRF813; Phase 1). Surface’s novel, investigational cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.
About SRF388
SRF388 is a fully human anti-IL-27 antibody designed to inhibit the activity of this immunosuppressive cytokine. Surface Oncology has identified particular tumor types, including liver, kidney and lung cancer, where IL-27 appears to play an important role in the immunosuppressive tumor microenvironment and may contribute to resistance to treatment with checkpoint inhibitors. SRF388 targets the rate-limiting p28 subunit of IL-27, and preclinical studies have shown that treatment with SRF388 blocks the immunosuppressive biologic effects of IL-27, resulting in immune cell activation in combination with other cancer therapies including anti-PD-1 therapy, as well as potent anti-tumor effects as a monotherapy. Furthermore, Surface Oncology has identified a potential biomarker associated with IL-27 that may be useful in helping to identify patients most likely to respond to SRF388. In November 2020, Surface announced that SRF388 was granted Orphan Drug designation and Fast Track designation for the treatment of refractory hepatocellular carcinoma from the FDA.
About SRF617
SRF617 is a fully human antibody designed to inhibit the enzymatic activity of CD39 in the tumor microenvironment, allowing for a dual mechanism of action to promote anti-tumor immunity via reduction of immunosuppressive adenosine in addition to increasing levels of immunostimulatory ATP. A substantial body of research supports a role for CD39 in allowing cancer to evade immune responses. For example, pancreatic cancer stromal cells within the tumor micro-environment express high levels of CD39, which may inhibit anti-cancer immune responses. In preclinical studies, SRF617 has exhibited strong affinity for and inhibition of CD39, the ability to reduce adenosine and increase ATP levels and anti-tumor activity both as a single agent and in combination with multiple therapeutic agents. SRF617 has been granted Orphan Drug designation for the treatment of advanced pancreatic cancer by the FDA.

Cautionary Note Regarding Forward-Looking Statements
Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “will,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF114 and any of its other future product candidates through applicable current and future milestones or regulatory filings on the anticipated timeline, if at all; the risk that the therapeutic potential of Surface Oncology’s product candidates are not as anticipated; the risk that results from preclinical studies or early clinical trials may not be representative of results from later or larger clinical trials; the risk that results from preliminary, interim or top-line data may not be representative of future or final data from the same studies; the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF114, will not be successfully developed or commercialized; the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies; risk of changes in our operating plan and funding requirements; and risks related to the impact of COVID-19 on Surface Oncology’s clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, available on the Securities and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.
Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Contact
Scott Young
(617) 865-3250
syoung@surfaceoncology.com

Selected Financial Information:

(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Statement of Operations Items	2022	2021	2022	2021
License-related revenue	$—	$515	$30,000	$2,141
Operating expenses:
Research and development	18,198	12,669	34,822	23,213
General and administrative	6,426	6,434	12,967	12,076
Total operating expenses	24,624	19,103	47,789	35,289
Loss from operations	(24,624)	(18,588)	(17,789)	(33,148)
Interest and other income (expense), net	(589)	(393)	(1,225)	(1,394)
Net loss	(25,213)	(18,981)	(19,014)	(34,542)
Net loss per share — basic and diluted	$(0.46)	$(0.44)	$(0.37)	$(0.81)
Weighted average common shares outstanding — basic and diluted	54,654,822	43,634,346	51,647,148	42,632,421

Selected Balance Sheet Items:	June 30, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$156,648	$154,149
Total assets	193,979	190,847
Accounts payable and accrued expenses	11,208	14,639
Total stockholders’ equity	125,716	118,900